Exhibit 3.02

                  CERTIFICATE OF AMENDMENT
                           OF THE
                CERTIFICATE OF INCORPORATION
                             OF
                 PARK ELECTROCHEMICAL CORP.

      Under Section 805 of the Business Corporation Law


The  undersigned,  being respectively the President  and  the
Secretary   of  Park  Electrochemical  Corp.  (a  corporation
organized under the laws of the State of New York), do hereby certify as follows:

     (1)  The name of the Corporation is Park Electrochemical
        Corp. The name under which it was originally incorporated is Park Name Plate Inc.

     (2) The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on March 31, 1954. The Restated Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on April 10, 1989. A Certificate of Amendment of the Certificate of Incorporation was filed by the Department of State of the State of New York July 17, 1995; and a Certificate of Amendment of the Certificate of Incorporation was filed by the Department of State of the State of New York August 16, 1995.

     (3) The provisions of the Certificate of Incorporation are hereby amended to increase the aggregate number of the class of shares designated Common Stock, par value $.10 per share, which the Corporation shall have authority to issue from 30,000,000 shares to 60,000,000 shares. To effect the foregoing, the first sentence of the first paragraph of
        Article III of the Certificate of Incorporation which states the aggregate number of shares the Corporation shall have authority to issue is hereby amended to read as follows:

           "The  aggregate  number  of  shares  which  the
           Corporation shall have authority to issue shall
           consist of 60,000,000 shares of Common Stock of
           the  par  value of $.10 per share, and  500,000
           shares of Preferred Stock of the par value of $1 per share."

     (4) The foregoing amendment to the Certificate of Incorporation was authorized by a majority vote of the Board of Directors of the Corporation followed by the required vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon at a meeting of shareholders of the Corporation duly called and held for such purpose on October 10, 2000.

IN   WITNESS  WHEREOF,  the  undersigned  have  signed   this
certificate this 10th day of October, 2000, and affirm the foregoing statements as true under the penalties of perjury.


                                        /s/Brian E. Shore
                                        Brian E. Shore
                                            President

                                         /s/Stephen E. Gilhuley
                                         Stephen E. Gilhuley
                                               Secretary








[exhibit3.02-03]ll